Exhibit 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Investor Relations T. Peter Andrew Vice President, Investor Relations 949-926-5663 andrewtp@broadcom.com

Broadcom Provides Preliminary Report on Equity Award Review

Select Highlights of Today’s Release

•	Broadcom’s Audit Committee has preliminarily concluded that, for certain option grants awarded during the years 2000-2002, the allocations to individual recipients and/or formal corporate approvals had not been completed as of the original accounting measurement dates.

•	Consequently, the company expects to record additional non-cash stock-based compensation expense estimated to likely be in excess of $750 million. It believes that substantially all of that expense will be recorded in the years 2000-2003.

•	No issues have been identified that affect equity awards issued to Broadcom’s co-founders or CEOs or any member of the Board of Directors. No equity award has been identified that was not authorized, or where any officer or director approved an individual equity award from which he or she personally benefited.

•	The additional non-cash stock-based compensation expense will not affect the company’s current cash position or financial condition or previously reported revenues and will be offset by corresponding increases in additional paid-in capital, thus leaving shareholders’ equity unaffected.

•	The Audit Committee has determined, with the concurrence of the company’s independent auditors, that Broadcom should restate its financial statements for each of the years 2000 through 2005 as well as for the first quarter of 2006 and that the company’s financial statements and the related auditors’ reports for the affected periods should not be relied upon pending completion of the restatements.

•	Broadcom’s equity incentive award program is very broad-based. Since its inception, approximately 95% of the total stock options and restricted stock units awarded through equity incentive programs have gone to employees of the company other than executive officers.

•	The company’s voluntary equity award review is ongoing. Additional expenses will be incurred and additional issues may be identified for one or more of the periods under review (1998 to present).

The foregoing highlights are by necessity brief and are qualified in their entirety by the actual text of the press release set forth below. Investors are urged to read the entire release carefully.

IRVINE, Calif. – July 14, 2006 – Broadcom Corporation (Nasdaq: BRCM) today provided a preliminary report regarding its voluntary review of equity award practices commenced May 18, 2006.

The review, which is being directed by the Audit Committee of the Board of Directors with the assistance of the company’s outside counsel, has not yet been completed, and the Audit Committee has not reached any final conclusions. The company is working closely with Ernst & Young LLP, its independent registered public accounting firm, which must audit any accounting adjustments before they are finalized.

Although the review is ongoing, the Audit Committee has preliminarily concluded that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the accounting measurement dates for certain stock option grants awarded during the years 2000-2002 differ from the measurement dates previously used for such awards. Specifically, the Committee has determined that, as to the affected grants, allocations to individual recipients and/or formal corporate approvals had not been completed as of the original accounting measurement dates. As a result, new accounting measurement dates will apply to the affected option grants.

Consequently, the company presently expects to record additional non-cash stock-based compensation expense. Although the review is ongoing, and the company is not yet in a position to quantify the expected adjustments, it is currently estimated that the aggregate additional non-cash stock-based compensation expense to be recorded pursuant to APB 25 is likely to be in excess of $750 million. The company currently believes that substantially all of that non-cash expense will be recorded in the years 2000-2003. Most of the additional non-cash expense relates to a broad-based employee focal grant awarded May 26, 2000 (see discussion below).

The additional non-cash stock-based compensation expense under APB 25 will not affect the company’s current cash position or financial condition or previously reported revenues and will be offset by corresponding increases in additional paid-in capital, thus leaving shareholders’ equity unaffected.

Additional non-cash stock-based compensation expense will also be recorded in the first quarter of 2006 pursuant to the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R), although the estimated amount of that expense has not yet been assessed.

Based upon its preliminary conclusions described above, the Audit Committee has determined that the company should restate its financial statements for each of the years ended December 31, 2000 through December 31, 2005 as well as for the first quarter of 2006. After the restatements are completed and audited, the company expects to file an amended Annual Report on Form 10-K for the year ended December 31, 2005, as well as an amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, with the Securities and Exchange Commission (SEC).

The Audit Committee has also concluded, with Ernst & Young’s concurrence, that the company’s financial statements and the related reports of Ernst & Young, and all earnings press releases and similar communications issued by the company, relating to periods after 1999 should not be relied upon pending completion of the restatements.

Because the company’s equity award review and Ernst & Young’s audit or review of the results thereof have not been completed, it is possible that additional issues concerning equity award accounting measurement dates or the time periods affected could be identified. At this time it appears unlikely that the company will complete its review and the requisite restatements, and that Ernst & Young will complete its audit and review procedures, in time to permit timely filing of the company’s Quarterly Report on SEC Form 10-Q for its second quarter ended June 30, 2006.

Although the company cannot yet estimate the extent and timing of the various adjustments that will be required, the aggregate non-cash adjustments for many of the reporting periods are likely to be substantial. The company will record as deferred compensation the intrinsic value of each affected stock option grant valued as of the new accounting measurement date and amortize that value as non-cash stock-based compensation expense over each employee’s respective service period. An offsetting credit will be recorded to additional paid-in capital. Any additional non-cash stock-based compensation expense recorded for the periods in question would have the effect of decreasing income from operations, net income, and net income per share (basic and diluted) in periods in which the company reported a profit, and increasing loss from operations, net loss, and net loss per share in periods in which the company reported a loss. In addition, the company’s accumulated deficit will increase in each restated period by the cumulative amount of additional non-cash stock-based compensation expense incurred prior to that period-end, which will be offset by a corresponding decrease in deferred compensation, leaving total shareholders’ equity unaffected. For periods prior to 2006, adjustments will be required to the company’s calculations of pro forma net income (loss) and net income (loss) per share information contained in the footnotes to its financial statements pursuant to the disclosure-only alternative method of SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation (SFAS 123).

The preliminary expense amounts shown in this release have been estimated in accordance with the provisions of APB 25 and related interpretations and do not reflect additional expense amounts to be determined based upon the provisions of SFAS 123, SFAS 123R and any other accounting standard or rule that may be applicable to the periods under review. Broadcom has not yet completed its assessment of the amount or timing of such additional expenses. The company also has not yet completed its assessment of the tax implications of any adjustments.

Based on the results of the review to date, no issues have been identified as to the equity awards issued to Broadcom’s co-founders (Henry Samueli and Henry T. Nicholas III), to either of the chief executive officers who succeeded Dr. Nicholas (Alan E. Ross and Scott A. McGregor), or to any member of Broadcom’s Board of Directors. The company also has not identified any equity award that was not authorized, or any instance where an officer or director approved an individual equity award from which he or she personally benefited.

“We are making good progress in our equity award review and toward the eventual resolution of this issue,” said Mr. McGregor, Broadcom’s President and Chief Executive Officer. “In today’s announcement, we have presented a comprehensive overview of our progress and conclusions to date. As we have noted before, the overwhelming majority of our employees receive incentive equity awards as an important part of their compensation package. The number of stock options awarded plus the volatility and high valuation of our stock several years ago caused the sizeable additional non-cash expense estimate that we announced today.”

Background and Other Preliminary Conclusions of the Review

Broadcom’s equity incentive award program is very broad-based. Substantially all U.S. domestic and most international employees receive periodic equity awards to provide incentive compensation in a form that aligns their interests with those of Broadcom’s shareholders while reducing the company’s cash compensation costs. Since inception, approximately 95% of the total stock options and restricted stock units awarded through equity incentive programs have gone to employees other than executive officers.

Based on the results of the review to date, the issues concerning the timing of formal corporate approvals and allocations to individual recipients with respect to the determination of appropriate equity award accounting measurement dates appear to be limited to the 2000-2002 time period. Nevertheless, because most of the options granted during the 2000-2002 time period had employee service periods of four years or longer, under APB 25 the changes in the affected accounting measurement dates will cause non-cash stock-based compensation expense to be recorded in periods through 2007. The company is not yet in a position to estimate the magnitude of such non-cash charges in the 2004-2007 periods.

Based on the results of the review to date, most of the company’s additional non-cash stock-based compensation expense under APB 25 will relate to the broad-based employee focal grant awarded May 26, 2000, in which options to purchase 8.5 million* shares of Broadcom common stock were granted to nearly all employees and officers at that time other than the co-founders. The company’s review has determined that, although the aggregate option pool was set aside on May 26, 2000, allocations to individual recipients were not completed until the summer of 2000, a period during which there was a rapid, extraordinary increase in the company’s stock price ($75-90 per share* above the May 26 price).

It should be noted that none of the May 26, 2000 options has ever been exercised, and substantially less than 1% of those options remain outstanding.

Similar issues as to the timing of allocations to individual recipients and some issues as to the timing of formal corporate approvals have been identified in a few additional instances with respect to other stock option grants made during the period 2000-2002. Although the magnitude of the accounting adjustment that may be required due to each of these issues is currently expected to be less significant than that related to the May 26, 2000 grant, the resulting adjustments could be substantial.

On July 20, 2006 Broadcom expects to announce revenues for its second quarter ended June 30, 2006 and its cash position at that date, as well as third quarter revenue guidance. The company does not expect to be in a position to announce additional financial results for the second quarter until the Audit Committee and Ernst & Young have completed their equity award reviews and audit procedures, respectively, appropriate accounting adjustments and restated financial statements have been finalized for the first quarter of 2006 and prior periods, and the amended Forms 10-K and 10-Q have been filed with the SEC.

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*Quantities of options and stock prices described in this release have been adjusted to reflect the company’s three-for-two stock split effected through a stock dividend paid February 21, 2006.

About Broadcom

Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of- the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless semiconductor companies with annual revenue of more than $2.5 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.450.8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words, and include, among others, the statements of our current expectations regarding the ultimate outcome of our ongoing equity award review, the anticipated stock-based compensation expenses to be recorded related thereto and the potential impact on our historical and future financial statements. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, the possibility that the Audit Committee, in consultation with the company’s independent registered public accounting firm and/or the Securities and Exchange Commission (SEC), will determine that the proper accounting for Broadcom’s prior stock option grants differs from the accounting treatment upon which the assumptions and forward-looking statements in this release are based; that the scope of the issues as to the timing and accuracy of measurement dates for option awards and the timing of formal corporate approvals may change; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and the corresponding restatement of our financial statements, may change based upon the Audit Committee’s ongoing analysis; that our ability to file required reports with the SEC on a timely basis may be impaired; that our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares may be impaired; that potential claims and proceedings may arise relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies, that might impact the outcome of the Audit Committee’s review; that other actions may be taken or required as a result of the Audit Committee review; and that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the company.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.